As filed with the Securities and Exchange Commission on
                        September 3, 1999
                               Registration No. 33-_____________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       ___________________

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                 CITIZENS BANCSHARES CORPORATION
     (Exact name of Registrant as specified in its charter)

               Georgia                                 58-2232785
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

       75 Piedmont Avenue, N.E., Atlanta, Georgia  30302
      (Address of principal executive offices and zip code)

                 CITIZENS BANCSHARES CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN
                    (Full Title of the Plan)

                        Beth Lanier, Esq.
             Powell, Goldstein, Frazer & Murphy LLP
             191 Peachtree Street, N.E., 16th Floor
                     Atlanta, Georgia 30303
             (Name and address of agent for service)

                        (404)  572-4571
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------
                           Proposed     Proposed
Title of     Amount to    Maximum      Maximum       Amount of
Securities   be           Offering     Aggregate     Registration
to be        Registered   Price        Offering      Fee
Registered                Per Share    Price
------------------------------------------------------------------
Common
Stock,       324,610       $9.25 (2)    $3,002,643     $835.00
$1.00 par    shares (1)                    (3)
value
------------------------------------------------------------------

 (1) Representing shares to be issued and sold by the Registrant under the Citizens Bancshares Corporation Employee Stock Purchase Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

 (2)  The average of the high and low prices of the Registrant's
 Common Stock as reported by the Nasdaq Over the Counter
 Bulletin Board for September 1, 1999.

 (3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule
 457(h)(1) under the Securities Act of 1933, as amended.




                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in
 Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.   Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (1) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998;

      (2) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

      (3) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999; and

      (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

      (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement as filed with the Securities and Exchange Commission pursuant to
 Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 6.   Indemnification of Directors and Officers.

      Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, if they have not been adjudged liable on the basis of the improper receipt of a personal benefit and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Statutory indemnification is not exclusive of any rights provided by any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

                                II-1


      Article VII of the Registrant's Bylaws provides that the Registrant shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Registrant, against reasonable expenses incurred by him in connection with such defense.

      The Registrant's Bylaws also provide that the Registrant is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, employee or agent
 (i) in connection with a proceeding by or in the right of the Registrant in which such person was adjudged liable to the Registrant or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                II-2


 Item 8.   Exhibits.

      The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

   Exhibit                     Description
     No.
     4.1        Articles of Incorporation of the
                Registrant (incorporated herein by
                reference to Exhibit 3.1 to the
                Registrant's Form 10-K for the year ended
                December 31, 1987 as filed with the
                Securities and Exchange Commission.

     4.2        Bylaws of the Registrant (incorporated
                herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                Form 10 as filed with the Securities and Exchange Commission (File. No. 0-14535).

      5         Opinion of Powell, Goldstein, Frazer &
                Murphy LLP with respect to the securities being registered, including consent.

     23.1       Consent of counsel (included in
                Exhibit 5).

     23.2       Consent of Deloitte & Touche, LLP

     23.3       Consent of Porter Keadle Moore, LLP

     23.4       Consent of Banks, Finley, White & Co.

      24 Power of Attorney (see signature pages to this Registration Statement).


 Item 9.   Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
 Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
 Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                II-3


                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
 Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                II-4


                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 3, 1999.

                               CITIZENS BANCSHARES CORPORATION


                               By: /s/ James E. Young
                                   James E. Young
                                   President and Chief Executive Officer





                        POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Young and Samuel J. Cox, and each of them, his attorneys in fact, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 3, 1999.

         Signature                         Title
 ----------------------     ----------------------------------


/s/ Herman J. Russell       Chairman of the Board and Director
Herman J. Russell


/s/ Gregory T. Baranco      Director
Gregory T. Baranco


/s/ Bernard H. Bronner      Director
Bernard H. Bronner


/s/ Thomas E. Boland        Director
Thomas E. Boland

/s/ Johnnie L. Clark        Director
Johnnie L. Clark


/s/ James E. Young          President, Chief Executive  Officer and Director
James E. Young              (Principal Executive Officer)

/s/ Samuel J. Cox           Senior Vice President and Assistant Treasurer
Samuel J. Cox               (Principal Financial and Accounting Officer)








                          EXHIBIT INDEX

  Exhibit                  Description                  Sequential
    No.                                                 Page No.

    4.1       Articles of Incorporation of the
              Registrant (incorporated herein by
              reference to Exhibit 3.1 to the
              Registrant's Form 10-K for the year
              ended December 31, 1987 as filed with
              the Securities and Exchange
              Commission.

    4.2       Bylaws of the Registrant
              (incorporated herein by reference to
              Exhibit 3.2 to the Registrant's
              Registration Statement on Form 10 as
              filed with the Securities and
              Exchange Commission (File.
              No. 0-14535).

     5        Opinion of Powell, Goldstein, Frazer
              & Murphy LLP with respect to the
              securities being registered,
              including consent.

    23.1      Consent of counsel (included in
              Exhibit 5).

    23.2      Consent of Deloitte & Touche, LLP

    23.3      Consent of Porter Keadle Moore, LLP

    23.4      Consent of Banks, Finley, White & Co.

     24       Power of Attorney (see signature
              pages to this Registration
              Statement).






 Exhibit 5

                        September 2, 1999


 Citizens Bancshares Corporation
 75 Piedmont Avenue, N.E.
 Atlanta, Georgia  30202

           Re:  Registration Statement on Form S-8
                Citizens Bancshares Corporation
                Citizens Bancshares Corporation Employee Stock
 Purchase Plan

 Ladies and Gentlemen:

      We have served as counsel for Citizens Bancshares Corporation, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 324,610 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company pursuant to the Citizens Bancshares Corporation Employee Stock Purchase Plan (the "Plan").

      We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

      We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

      Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

1.   The Shares have been duly authorized; and

2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit
 5 to the Registration Statement.

                               Very truly yours,

                          /s/ Powell, Goldstein, Frazer & Murphy

                          POWELL, GOLDSTEIN, FRAZER & MURPHY LLP






 Exhibit 23.2


 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Citizens Bancshares Corporation on
 Form S-8 of our report dated March 25, 1999, appearing in the Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended December 31, 1998.

 /s/ DELOITTE & TOUCHE LLP
 Atlanta Georgia

 September 1, 1999





 Exhibit 23.3


 INDEPENDENT AUDITORS' CONSENT

 We have issued our report dated November 23, 1998, accompanying the consolidated financial statements of Citizens Bancshares Corporation and subsidiary appearing in the 1997 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended December 31, 1997 which is incorporated by reference in this Form S-8 Registration Statement. We consent to the incorporation by reference in this Form S-8 Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Expert."

 /s/ PORTER KEADLE MOORE, LLP
 Atlanta, Georgia

 September 3, 1999





 Exhibit 23.4


 INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Citizens Bancshares Corporation on Form S-8 of our report on the consolidated financial statements of First Southern Bancshares and subsidiaries as of and for the two years ended December 31, 1997 dated February 6, 1998, appearing in the Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended December 31, 1998.

 /s/ BANKS, FINLEY, WHITE & CO.
 Atlanta Georgia

 September 3, 1999